UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 11, 2021

S&P Global Inc.

(Exact name of registrant as specified in its charter)

New York	1-1023	13-1026995
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Water Street New York, New York	10041
(Address of principal executive offices)	(Zip code)

(212) 438-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of Each Class	Trading Symbol(s)	Exchange
Common Stock (par value $1.00 par value)	SPGI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On March 11, 2021, S&P Global Inc. (the “Company”) held a virtual special meeting of shareholders (the “Special Meeting”). At the Special Meeting, Company shareholders voted on a proposal to approve the issuance of Company common stock, par value $1.00 per share, to shareholders of IHS Markit Ltd. (“IHS Markit”) in connection with the merger contemplated by the Agreement and Plan of Merger, dated as of November 29, 2020 (as amended by Amendment No. 1 thereto, dated as of January 20, 2021, the “Merger Agreement”) by and among the Company, IHS Markit and Sapphire Subsidiary, Ltd. (such proposal, the “Share Issuance Proposal”). The Share Issuance Proposal is described in more detail in the Company’s and IHS Markit’s joint proxy statement/prospectus, filed with the U.S. Securities and Exchange Commission on January 22, 2021. As of January 19, 2021, the record date for the Special Meeting, there were 240,667,274 shares of Company common stock outstanding. At the Special Meeting, 190,588,402 shares of Company common stock were represented virtually or by proxy and, therefore, a quorum was present.

The Share Issuance Proposal was approved by the following vote:

For	Against	Abstain	Broker Non-Votes
188,727,175	1,617,688	243,539	N/A

Item 8.01	Other Events.

On March 11, 2021, the Company issued a press release announcing the results of the Special Meeting. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release, dated March 11, 2021

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

S&P Global Inc.

Date: March 11, 2021	/s/ Alma Rosa Montanez
By: Alma Rosa Montanez
Assistant Corporate Secretary & Chief Corporate Counsel